Exhibit 99.1

Contact: Mike Drickamer

Director, Investor Relations

Patterson-UTI Energy, Inc.

(281) 765-7170

Patterson-UTI Energy Reports Financial Results for Three and Nine

Months Ended September 30, 2015

HOUSTON, Texas – October 22, 2015 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today reported financial results for the three and nine months ended September 30, 2015.  Including the non-cash charges discussed below, the Company reported a net loss of $226 million, or $1.54 per share, for the third quarter of 2015, compared to net income of $16.0 million, or $0.11 per share, for the quarter ended September 30, 2014.  Revenues for the third quarter of 2015 were $422 million, compared to $846 million for the third quarter of 2014.

For the nine months ended September 30, 2015, the Company reported a net loss of $236 million, or $1.61 per share, compared to net income of $105 million, or $0.71 per share, for the nine months ended September 30, 2014.  Revenues for the nine months ended September 30, 2015, were $1.6 billion, compared to $2.3 billion for the same period in 2014.

The financial results for the three months ended September 30, 2015 include pretax non-cash charges totaling $280 million ($187 million after-tax, or $1.28 per share).  These charges include $125 million from the impairment of all goodwill associated with the Company’s pressure pumping business, $131 million from the write-down of drilling equipment primarily related to mechanical rigs and spare rig components, $22.0 million from the write-down of pressure pumping equipment and closed facilities and $1.9 million related to the impairment of certain oil and natural gas properties.  For the nine months ended September 30, 2015, the financial results also include pretax charges of $19.8 million related to a legal settlement and the impairment of certain oil and natural gas properties during the first six months of 2015.

Last year’s financial results for the three and nine months ended September 30, 2014, include a pretax non-cash charge of $77.9 million related to the retirement of mechanical rigs and the write-off of excess spare rig components.

Andy Hendricks, Patterson-UTI’s Chief Executive Officer, stated, “During the third quarter, our rig count averaged 105 rigs in the United States and four rigs in Canada, compared to the second quarter average of 122 rigs in the United States and two in Canada.  Current commodity prices are, of course, negatively impacting drilling activity.  For the month of October, we expect our average rig count will be 92 in the United States and four in Canada.”

Mr. Hendricks added, “We recognized $28.9 million of revenues related to early contract terminations in contract drilling during the third quarter.  These early termination revenues positively impacted our total average rig revenue per day of $26,010 by $2,870.  Excluding early termination revenue, total average rig revenue per day during the third quarter would have been $23,140, compared to $24,330 per day in the second quarter.

“Total average rig operating costs per day during the third quarter decreased $140 to $13,580 from $13,720 in the second quarter.  Excluding the positive impact from early termination revenues in both the second and third quarters, total average rig margin per day was $9,560 during the third quarter, compared to $10,600 during the second quarter.

“At the end of the third quarter our rig fleet included 160 APEX® rigs.  During the fourth quarter we expect to add one additional new APEX® rig under contract to our fleet.  We currently have no plans for additional newbuild rigs in 2016.

“As of September 30, 2015, we had term contracts for drilling rigs providing for more than $800 million of future dayrate drilling revenue.  Based on contracts currently in place, we expect an average of 71 rigs operating under term contracts during the fourth quarter, and an average of 45 rigs operating under term contracts during 2016.

“We have reduced our mechanical rig fleet to 19 rigs with a combined net book value of $13.1 million.  We currently believe there is value to keeping these rigs in our fleet, although we do not expect these rigs to generate meaningful future cash flow.

“In pressure pumping, activity and pricing were lower than we expected during the third quarter.  Pressure pumping revenue during the third quarter was $154 million compared to $177 million in the second quarter.  Importantly, while pressure pumping Adjusted EBITDA declined in the third quarter to $11.8 million from $29.5 million in the second quarter, we generated positive Adjusted EBITDA,” he concluded.

Mark S. Siegel, Chairman of Patterson-UTI, stated, “Industry conditions remain challenging.  Low commodity prices are impacting E&P spending, thereby reducing demand and pricing for drilling and pressure pumping services.  We believe that pricing in the pressure pumping industry has deteriorated to levels that are not sustainable.  At current pricing levels, we believe many companies are not generating sufficient cash flow to cover maintenance capital.  Under these circumstances, we believe some pressure pumping companies are deferring maintenance, and their equipment is being cannibalized.

“Falling demand and low pricing is leading to a rebalancing in the industry.  This rebalancing process in drilling and pressure pumping is painful, but we are well positioned.  We have demonstrated our strength in terms of quality equipment, superior execution, and importantly, financial stability,” he concluded.

The Company declared a quarterly dividend on its common stock of $0.10 per share, to be paid on December 24, 2015 to holders of record as of December 10, 2015.

All references to "net income per share" in this press release are diluted earnings per common share as defined within Accounting Standards Codification Topic 260.

The Company's quarterly conference call to discuss the operating results for the quarter ended September 30, 2015 is scheduled for today, October 22, 2015 at 9:00 a.m. Central Time. The dial-in information for participants is 866-841-7265 (Domestic) and 704-908-0463 (International).  The Conference ID for both numbers is 14156609.  The call is also being webcast and can be accessed through the Investor Relations section at www.patenergy.com.  A replay of the conference call will be on the Company’s website for two weeks.  A telephonic replay will be available through October 26, 2015 at 855-859-2056 (Domestic) and 404-537-3406 (International) with the Conference ID 14156609.

About Patterson-UTI

Patterson-UTI Energy, Inc. subsidiaries provide onshore contract drilling and pressure pumping services to exploration and production companies in North America.  Patterson-UTI Drilling Company LLC and its subsidiaries operate land-based drilling rigs in oil and natural gas producing regions of the continental United States and western Canada.  Universal Pressure Pumping, Inc. and Universal Well Services, Inc. provide pressure pumping services primarily in Texas and the Appalachian region.

Location information about the Company’s drilling rigs and their individual inventories is available through the Company’s website at www.patenergy.com.

Statements made in this press release which state the Company's or management's intentions, beliefs, expectations or predictions for the future are forward-looking statements. It is important to note that actual results could differ materially from those discussed in such forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to, volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for our services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of land drilling rigs and pressure pumping equipment, including as a result of reactivation or construction; equipment specialization and new technologies; adverse industry conditions; adverse credit and equity market conditions; difficulty in building and deploying new equipment; difficulty in integrating acquisitions; shortages, delays in delivery and interruptions of supply of equipment, supplies and materials; weather; loss of, or reduction in business with, key customers; liabilities from operations; ability to effectively identify and enter new markets; governmental regulation; ability to realize backlog; and ability to retain management and field personnel. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, which may be obtained by contacting the Company or the SEC. These filings are also available through the Company's web site at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.

PATTERSON-UTI ENERGY, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUES	$422,251	$845,628	$1,552,711	$2,281,072
COSTS AND EXPENSES
Direct operating costs	277,834	562,486	1,005,550	1,516,794
Depreciation, depletion, amortization and impairment	332,151	237,825	689,457	538,573
Impairment of goodwill	124,561	—	124,561	—
Selling, general and administrative	18,582	18,896	70,595	58,117
Net gain on asset disposals	(1,362)	(3,870)	(7,276)	(8,705)

Total costs and expenses	751,766	815,337	1,882,887	2,104,779

OPERATING INCOME (LOSS)	(329,515)	30,291	(330,176)	176,293

OTHER INCOME (EXPENSE)
Interest income	323	234	924	618
Interest expense	(9,254)	(6,993)	(27,044)	(21,430)
Other	16	—	16	3

Total other expense	(8,915)	(6,759)	(26,104)	(20,809)

INCOME (LOSS) BEFORE INCOME TAXES	(338,430)	23,532	(356,280)	155,484
INCOME TAX EXPENSE (BENEFIT)	(112,452)	7,556	(120,452)	50,403

NET INCOME (LOSS)	$(225,978)	$15,976	$(235,828)	$105,081

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(1.54)	$0.11	$(1.61)	$0.72
Diluted	$(1.54)	$0.11	$(1.61)	$0.71
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	145,662	144,798	145,317	143,778

Diluted	145,662	146,991	145,317	146,101

CASH DIVIDENDS PER COMMON SHARE	$0.10	$0.10	$0.30	$0.30

PATTERSON-UTI ENERGY, INC.

Additional Financial and Operating Data

(unaudited, dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Contract Drilling:
Revenues	$261,817	$482,212	$951,616	$1,346,698
Direct operating costs	$136,718	$278,195	$503,376	$784,572
Margin (1)	$125,099	$204,017	$448,240	$562,126
Selling, general and administrative	$1,599	$1,213	$16,717	$4,452
Depreciation, amortization and impairment	$254,756	$190,657	$497,215	$408,833
Operating income	$(131,256)	$12,147	$(65,692)	$148,841

Operating days – United States	9,702	19,197	35,593	54,818
Operating days – Canada	365	887	1,205	2,043
Operating days – Total	10,067	20,084	36,798	56,861

Average revenue per operating day – United States	$25.99	$23.76	$25.88	$23.43
Average direct operating costs per operating day – United States	$13.38	$13.66	$13.46	$13.58
Average margin per operating day – United States (1)	$12.60	$10.10	$12.41	$9.85
Average rigs operating – United States	105	209	130	201

Average revenue per operating day – Canada	$26.60	$29.44	$25.40	$30.50
Average direct operating costs per operating day – Canada	$18.86	$17.93	$20.03	$19.75
Average margin per operating day – Canada (1)	$7.74	$11.51	$5.36	$10.74
Average rigs operating – Canada	4	10	4	7

Average revenue per operating day – Total	$26.01	$24.01	$25.86	$23.68
Average direct operating costs per operating day – Total	$13.58	$13.85	$13.68	$13.80
Average margin per operating day – Total (1)	$12.43	$10.16	$12.18	$9.89
Average rigs operating – Total	109	218	135	208

Capital expenditures	$111,514	$209,769	$422,876	$546,609

Pressure Pumping:
Revenues	$154,407	$348,692	$580,752	$895,530
Direct operating costs	$138,597	$281,016	$494,078	$722,801
Margin (2)	$15,810	$67,676	$86,674	$172,729
Selling, general and administrative	$4,019	$4,881	$13,463	$14,816
Depreciation, amortization and impairment	$70,694	$37,587	$165,874	$106,252
Impairment of goodwill	$124,561	$—	$124,561	$—
Operating income (loss)	$(183,464)	$25,208	$(217,224)	$51,661

Fracturing jobs	137	358	501	872
Other jobs	517	1,228	1,670	3,166
Total jobs	654	1,586	2,171	4,038

Average revenue per fracturing job	$1,081.14	$913.88	$1,108.22	$960.55
Average revenue per other job	$12.17	$17.53	$15.29	$18.30
Average revenue per total job	$236.10	$219.86	$267.50	$221.78
Average costs per total job	$211.92	$177.19	$227.58	$179.00
Average margin per total job (2)	$24.17	$42.67	$39.92	$42.78
Margin as a percentage of revenues (2)	10.2%	19.4%	14.9%	19.3%

Capital expenditures and acquisitions	$29,409	$65,620	$169,228	$198,103

Oil and Natural Gas Production and Exploration:
Revenues – Oil	$5,278	$13,299	$18,233	$34,377

Revenues – Natural gas and liquids	$749	$1,425	$2,110	$4,467
Revenues – Total	$6,027	$14,724	$20,343	$38,844
Direct operating costs	$2,519	$3,275	$8,096	$9,421
Margin (3)	$3,508	$11,449	$12,247	$29,423
Depletion	$3,434	$6,218	$12,941	$16,026
Impairment of oil and natural gas properties	$1,898	$2,229	$9,323	$4,060
Operating income (loss)	$(1,824)	$3,002	$(10,017)	$9,337

Capital expenditures	$2,890	$9,489	$14,094	$26,915

Corporate and Other:
Selling, general and administrative	$12,964	$12,802	$40,415	$38,849
Depreciation	$1,369	$1,134	$4,104	$3,402
Net gain on asset disposals	$(1,362)	$(3,870)	$(7,276)	$(8,705)

Capital expenditures	$774	$875	$2,022	$2,164
Total capital expenditures and acquisitions	$144,587	$285,753	$608,220	$773,791

(1)

For Contract Drilling, margin is defined as revenues less direct operating costs and excludes depreciation, amortization and impairment and selling, general and administrative expenses. Average margin per operating day is defined as margin divided by operating days.

(2)

For Pressure Pumping, margin is defined as revenues less direct operating costs and excludes depreciation, amortization and impairment and selling, general and administrative expenses. Total average margin per job is defined as margin divided by total jobs. Margin as a percentage of revenues is defined as margin divided by revenues.

(3)	For Oil and Natural Gas Production and Exploration, margin is defined as revenues less direct operating costs and excludes depletion and impairment.

	September 30,	December 31,
Selected Balance Sheet Data (unaudited, dollars in thousands):	2015	2014
Cash and cash equivalents	$76,465	$43,012
Current assets	$505,741	$909,092
Current liabilities	$396,077	$568,404
Working capital	$109,664	$340,688
Current portion of long-term debt	$50,000	$12,500
Borrowings under revolving credit facility	$—	$303,000
Other long-term debt	$815,000	$670,000

PATTERSON-UTI ENERGY, INC.

Non-U.S. GAAP Financial Measures

(unaudited, dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)(1):
Net income (loss)	$(225,978)	$15,976	$(235,828)	$105,081
Income tax expense (benefit)	(112,452)	7,556	(120,452)	50,403
Net interest expense	8,931	6,759	26,120	20,812
Depreciation, depletion, amortization and impairment	332,151	237,825	689,457	538,573
Impairment of goodwill	124,561	—	124,561	—

Adjusted EBITDA	$127,213	$268,116	$483,858	$714,869

Total revenue	$422,251	$845,628	$1,552,711	$2,281,072
Adjusted EBITDA margin	30.1%	31.7%	31.2%	31.3%

Adjusted EBITDA by operating segment:
Contract drilling	$123,500	$202,804	$431,523	$557,674
Pressure pumping	11,791	62,795	73,211	157,913
Oil and natural gas	3,508	11,449	12,247	29,423
Corporate and other	(11,586)	(8,932)	(33,123)	(30,141)

Consolidated Adjusted EBITDA	$127,213	$268,116	$483,858	$714,869

(1)

Adjusted EBITDA is not defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”). We present Adjusted EBITDA (a non-U.S. GAAP measure) because we believe it provides additional information with respect to both the performance of our fundamental business activities and our ability to meet our capital expenditures and working capital requirements. Adjusted EBITDA should not be construed as an alternative to the U.S. GAAP measures of net income (loss) or operating cash flow.

Patterson-UTI Energy, Inc.

Impact of Non-Cash Charges

Three Months Ended September 30, 2015

(unaudited, dollars in thousands, except per share amounts)

Impairment of goodwill	$(124,561)
Write-down of drilling equipment	(131,062)
Write-down of pressure pumping equipment and closed facilities	(22,048)
Impairment of oil and natural gas properties	(1,898)
Total non-cash charges before income taxes	$(279,569)

Effective tax rate	33.2%

After-tax amount	$(186,675)

Weighted average number of common shares outstanding - diluted	145,662

Non-cash charges per share - diluted	$(1.28)

Patterson-UTI Energy, Inc.

Impact of Early Termination Revenues

(unaudited, dollars in thousands)

	2015
	Third	Second
	Quarter	Quarter
Contract drilling revenues	$261,817	$288,321
Operating days - Total	10,067	11,211
Average revenue per operating day - Total	$26.01	$25.72
Early termination revenues - Total	$28,869	$15,591
Early termination revenues per operating day - Total	$2.87	$1.39
Average revenue per operating day excluding early termination revenues - Total	$23.14	$24.33
Direct operating costs - Total	$136,718	$153,848
Average direct operating costs per operating day - Total	$13.58	$13.72
Average margin per operating day excluding early termination revenues - Total	$9.56	$10.60

Patterson-UTI Energy, Inc.

Pressure Pumping Adjusted EBITDA and Adjusted EBITDA Margin

(unaudited, dollars in thousands)

	2015
	Third	Second
	Quarter	Quarter
Pressure Pumping:
Revenues	$154,407	$176,624
Direct operating costs	138,597	142,756
Selling, general and administrative	4,019	4,351
Adjusted EBITDA	$11,791	$29,517
Adjusted EBITDA as a percentage of revenues	7.6%	16.7%